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                                                                   Exhibit 10(b)

                                 April 16, 2001



Board of Directors
Pruco Life Insurance Company of New Jersey
231 Washington Street
Newark, NJ 07102

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 5 to the registration statement on Form N-4 for Pruco Life of New Jersey Flexible Premium Variable Annuity Account (File No. 333-18117). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                   Very truly yours,

                                                   SHEA & GARDNER

                                                   By: /s/ Christopher E. Palmer
                                                   ----------------------------
                                                          Christopher E. Palmer